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                                                                     EXHIBIT 4.1


                        COMPUTER AUTOMATION SYSTEMS, INC.

                             2000 STOCK OPTION PLAN





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                        COMPUTER AUTOMATION SYSTEMS, INC.
                             2000 STOCK OPTION PLAN


                                    SECTION 1

                                     GENERAL


         (a) PURPOSE. This Computer Automation Systems, Inc. 2000 Stock Option Plan (the "Plan") has been established by Computer Automation Systems, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Corporations, including the growth in value of the Company's equity and enhancement of long-term shareholder return. With respect to any Incentive Stock Options that may be granted hereunder, the Plan is intended to be an incentive stock option plan within the meaning of section 422 of the Code.

         (b) PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under, and thereby become "Participants" in, the Plan. In the discretion of the Committee, a Participant may be granted more than one Award. Awards may be granted as alternatives to, or replacements of, awards already outstanding under the Plan or any other plan or arrangement of the Company or a Related Corporation (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Corporation).

         (c) OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan.

                                    SECTION 2

                                  STOCK OPTIONS

         2.1 TYPES OF OPTIONS. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Plan may be either Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs"), as determined in the discretion of the Committee. An ISO is an Option that is intended to satisfy the requirements applicable to "incentive stock options" described in section 422(b) of the Code. An NQO is any option that is not an ISO.

         2.2 EXERCISE PRICE. The "Exercise Price" of each Option shall be established by the Committee or shall be determined by a method established by the Committee, provided, however, that


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the exercise price of an ISO shall in no event be less than one hundred percent
(100%) of the Fair Market Value per share of Stock on the option Grant Date.

         2.3 TEN PERCENT STOCKHOLDERS. If a Participant owns more than ten percent of the total combined voting power of all shares of stock of the Company or any Related Corporation at the time an ISO is granted to such Participant, the Exercise Price for the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock subject to the ISO on the day the ISO is granted, and such ISO, by its terms shall not be exercisable after the expiration of five years from the date the ISO is granted.

         2.4      EXERCISE OF OPTIONS.

         (a) An Option may be exercised only by giving written notice specifying the number of shares as to which the Option is being exercised, accompanied (except as otherwise provided in Subsection (b) of this Section 2.4) by full payment for such shares in the form of check or bank draft payable to the order of the Company. The Committee may, in its sole discretion, permit a Participant to pay the Exercise Price with other shares of the Stock with a current Fair Market Value equal to the Exercise Price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If such shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Participant shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such shares are being purchased for the Participant's own account for investment and not with a view to distribution.

         (b) The Committee may, in its sole discretion, permit a Participant to elect to effect payment of the Exercise Price by including with the written notice referred to in Subsection
                  (a), irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company, a number of the shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Participant further elected, the Participant's withholding obligations with respect to such exercise, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate exercise price and, if the Participant has so elected, the amount of such withholding obligation. The Company shall not be required to deliver to such securities broker any stock certificate for such shares until it has received from the broker such exercise price and, if the Participant has so elected, such withholding obligation amount.

         2.5 SETTLEMENT OF AWARD. Shares of Stock delivered pursuant to the exercise of an option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. The Committee, in its discretion, may impose such


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conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as it determines is desirable.

         2.6 OPTION PERIOD. No ISO may be exercised later than the tenth anniversary of the Grant Date. The exercise period for a NQO shall be as set forth in the Award Agreement. An Option may become exercisable in such installments, cumulative or non-cumulative, or may be immediately exercisable, as the Committee may determine and as set forth in the Award Agreement.

         2.7 MAXIMUM SIZE OF INCENTIVE STOCK OPTION AS SUCH. To the extent that the aggregate Fair Market Value of Stock for which an Incentive Stock Option becomes exercisable by an Participant for the first time in any calendar year exceeds $100,000, the portion of such Incentive Stock Option which exceeds such $100,000 limitation shall be treated as a Non-Statutory Stock Option, and not an Incentive Stock Option under section 422 of the Code. For purposes of this
Section 2.7, all Incentive Stock Options granted to an Participant by the Company, as well as any options that have been granted to the Participant under any other stock incentive plans of the Company or any Related Corporation which are intended to comply with the provisions of section 422 of the Code, shall be considered in the order in which they were granted, and the Fair Market Value shall be determined as of the Grant Date.

                                    SECTION 3

                          OPERATION AND ADMINISTRATION

         3.1 EFFECTIVE DATE. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of June 5, 2000 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at an annual meeting, special meeting, or by written consent.

         3.2 TERM OF THE PLAN. The Plan shall terminate upon the earliest of (i) June 5, 2010, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares, or (iii) termination of all outstanding options in connection with a Change in Control.

         3.3      STOCK SUBJECT TO PLAN.

         (a) The shares of Stock issuable under the Plan shall be shares of authorized but unissued or reacquired Stock, including shares repurchased by the Company. The maximum number of shares of Stock initially reserved for issuance over the term of the Plan shall not exceed Five Hundred Thousand (500,000) shares. No Participant may be granted in any year Options to purchase more than Two Hundred Fifty Thousand (250,000) shares of Stock, subject to adjustment pursuant to this Section 3.3. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.



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         (b)      The number of shares of Stock available for issuance under the
                  Plan shall automatically increase on the first day of each calendar year during the term of the Plan, beginning with the 2001 calendar year, by an amount equal to one and one-quarter percent (1.25%) of the shares of Stock outstanding on the last day of the immediately preceding calendar year, but in no event shall such annual increase exceed Two Hundred Thousand (200,000) shares.

         (c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable.

         3.4 GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by law or the rules of any stock exchange.

         3.5 TAX WITHHOLDING. All exercises of Options under the Plan are subject to withholding of all applicable taxes, including all federal, state and local income and employment tax withholding obligations, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee may, at or after grant, permit a Participant to satisfy such tax withholding requirements by delivery to the Company of shares retained from the Option grant creating the tax obligation having a value equal to the amount to be withheld. The value of shares of Stock to be withheld or delivered shall be based on the Committee's determination of the Fair Market Value of a share of Stock on the date the amount of tax to be withheld is to be determined.

         3.6 NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED INCENTIVE STOCK OPTION HOLDING PERIOD. The Company may require that the person exercising an Incentive Stock Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of shares purchased upon exercise prior to the expiration of the holding periods specified by section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company


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federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

         3.7 TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution and may be exercised during the life of the Participant only by the Participant.

         3.8      TERMINATION OF SERVICE.

         (a) The following provisions shall govern the exercise of any options outstanding at the time of the Participant's termination of Service or death:

                  (i) Any option outstanding at the time of the Participant's termination of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                  (ii) Any option exercisable in whole or in part by the Participant at the time of death may be subsequently exercised by his or her Beneficiary.

                  (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Participant's termination of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Participant's termination of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  (iv) Should the Participant's Service be terminated for Misconduct or should the Participant engage in Misconduct while his or her options are outstanding, then, subject to the discretion of the Committee, all such options shall terminate immediately and cease to be outstanding.

         (b) The Committee shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

                   (i) to extend the period of time for which the option is to remain exercisable following the Participant's termination of Service



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                        to such period of time as the Committee shall deem
                        appropriate, but in no event beyond the expiration of the option term, and/or

                   (ii) to permit the option to be exercised, during the
                        applicable post-Service exercise period, for one or more additional installments in which the Participant would have vested had the Participant continued in Service.

         Notwithstanding the foregoing, in the event a Participant fails to exercise an Incentive Stock Option within three months after the date of his or her retirement, such Option will be treated as a Non-Statutory Stock Option.

         3.9 CHANGE IN CONTROL. Upon a Change in Control, each outstanding Option shall immediately become fully exercisable, and a registration statement under the Securities Act of 1933, as amended, with respect to shares covered by all outstanding Options, whether to be issued by the Company or by any successor corporation, shall be effective at all times during which the Options may be exercised and, to facilitate resale of the shares, during the twelve months after the last exercise of the Options.

         3.10 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         3.11 AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

         3.12 ACTION BY COMPANY OR RELATED CORPORATION. Any action required or permitted to be taken by the Company or any Related Corporation shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

         3.13 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

         3.14 LIMITATION OF IMPLIED RIGHTS. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be


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retained in the employ of the Company or any Related Corporation, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         3.15 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

                                    SECTION 4

                                    COMMITTEE

         4.1 ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 4. The Committee shall be selected by the Board and shall consist solely of two or more members of the Board who at the relevant time are non-employee "outside directors" within the meaning of section 162(m) of the Code. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

         4.2 POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

         (a) Subject to the provisions of the Plan, the Committee shall have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 5) to cancel or suspend Awards. In making such determination, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Related Corporations, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this
                  Section 4 shall be conclusive.

         (b) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the


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                  Plan, and to make all other determinations that may be
                  necessary or advisable for the administration of the Plan.

         (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

         (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

         4.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         4.4 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Related Corporations shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Related Corporations as to a Participant's employment (or other provision of services), termination of employment (or cessation of the provision of service), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data, or information as the Committee considers desirable to carry out the terms of the Plan.

                                    SECTION 5

                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments pursuant to subsection 3.3(c) shall not be subject to the foregoing limitations of this
Section 5.

                                    SECTION 6

                                  DEFINED TERMS

         In addition to the other definitions contained herein, the following definitions shall apply:

         (a)      Award. The term "Award" shall mean the grant of Options.

         (b) Award Agreement. The term "Award Agreement" shall mean the document evidencing the grant of the Award.



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         (c)      Beneficiary. The term "Beneficiary" shall mean in the event the Committee implements a beneficiary designation procedure, the person designated by a Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.

         (d) Board. The term "Board" shall mean the Board of Directors of the Company.

         (e) Change in Control. "Change in Control" means (a) the time of approval by the shareholders of the Company of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (iii) adoption of any plan or proposal for the liquidation or dissolution of the Company; or
                  (b) the date on which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), that does not currently own any equity interest in the Company other than the Company or a subsidiary or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become (together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board of Directors of the Company.

         (f) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (g) Grant Date. "Grant Date" shall mean the date the Award is granted to the Participant.

         (h) Eligible Employee. The term "Eligible Employee" shall mean any employee of the Company or a Related Corporation and any director, consultant, or other person providing key services to the Company or a Related Corporation; provided, however, that any Option granted to any person who is not at the time of the grant an employee of the Company shall be an NQO. Options may be granted in connection with hiring an employee prior to the date the employee first performs services for the Company or any Related Corporation, provided that any such Option shall be an NQO.

         (i) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:



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                  (i)   If the principal market for the Stock is a national
                        securities exchange or the NASDAQ stock market, then the "Fair Market Value" as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange on which the Stock is then listed or admitted to trading.

                  (ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

                  (iii) If subparagraphs (i) and (ii) next above would be
                        applicable, except that the day is not a business day, the Fair Market Value of the Stock shall be determined as of the last preceding business day.

                  (iv) If subparagraphs (i), (ii) and (iii) next above are inapplicable, then the Fair Market Value of the Stock shall be its fair market value determined in good faith by the Committee.

         (j) Misconduct. "Misconduct" shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any Related Corporation, or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company or any Related Corporation in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Company or any Related Corporation. Acts of Misconduct shall include, but shall not be limited to, failure to return property of the Company, solicitation of the Company's employees, customers or suppliers, and failure to comply with any intellectual property agreements with the Company.

         (k) Incentive Stock Option. An "Incentive Stock Option" shall mean an option which satisfies the requirements of Code section 422.

         (l) Non-Qualified Option. A "Non-Qualified Option" shall mean an option not intended to satisfy the requirements of Code section 422.

         (m) Option. "Option" shall mean an option to purchase shares of Stock granted under the Plan.

         (n) Related Corporation. The term "Related Corporation" means any company which it is a "parent corporation" (as that term is defined in Code section 424(e)) or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.



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         (o)      Service. The term "Service" shall mean the performance of
                  services for the Company on any Related Corporation in the capacity of an employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award.

         (p) Stock. The term "Stock" shall mean shares of common stock, $0.001 par value, of the Company.



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